EXHIBIT 11


                         MARATHON FINANCIAL CORPORATION


Computation of Weighted Average Shares Outstanding and Earnings Per Share

Shares Outstanding End of Month

                                                1997
                                                ----
January                                       1 863 495
February                                      1 863 495
March                                         1 865 495
April                                         1 868 495
May                                           1 888 167
June                                          2 055 983
July                                          2 055 983
August                                        2 055 983
September                                     2 055 983
                                          -----------------
                                             17 573 079

                 Divided by                    9 months

Weighted Shares Outstanding                   1,952,564
                                          =================

Net Income                                     $763,217
                                          =================

Net Income Per Share                               $.39
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